UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

June 6, 2002
Date of Report (Date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

0-28972
(Commission File Number)

Commonwealth of The Bahamas	98-0164731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 104A, Saffrey Squire Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Officer)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address; if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants

    Effective June 6, 2002, the Board of Directors of Steiner Leisure Limited engaged the accounting firm of Ernst & Young LLP as independent public accountants for the Registrant. Arthur Andersen LLP was dismissed effective June 6, 2002. Steiner Leisure Limited's audit committee had recommended the dismissal of Arthur Andersen LLP and the engagement of Ernst & Young LLP.
    During the two most recent fiscal years and subsequent interim period prior to June 6, 2002, there were not disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events described under 304(a)(1)(v) of Regulation S-K.
    The reports of Arthur Andersen LLP on the financial statements of the Registrant for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
    The Registrant has not consulted with Ernst & Young LLP during the last two years or subsequent interim period on either the application of accounting principles or type of opinion Ernst & Young LLP might issue on the Registrant's financial statements, or any other matters or reportable events listed in Item 304 (a)(2)(ii) of Regulation S-K.
    The Registrant requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether they agree with the above statements. A copy of the Arthur Andersen LLP letter to the SEC, dated June 6, 2002, is filed as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit
    Letter re change in Registrant's certifying accountants.

Index to Financial Statements and Exhibits

Exhibit Number	Description
16.1	Letter re change in certifying accountant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 6, 2002	/s/ Carl St. Philip
Carl St. Philip
Senior Vice President
Chief Financial Officer